                                                              Exhibit 3.5



                          STATE OF DELAWARE
                                                               PAGE 1
                   OFFICE OF THE SECRETARY OF STATE

                   -------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "TRANSPORTATION MANUFACTURING CORPORATION", FILED IN THIS OFFICE ON THE TENTH DAY OF MAY, A.D. 1974, AT 10 O'CLOCK A.M.






                       [SEAL]  /s/ Edward J. Freel
                               -----------------------------------
                               EDWARD J. FREEL, SECRETARY OF STATE

     0801542  8100             AUTHENTICATION:   9802048

     991237945                           DATE:   06/14/99

                      CERTIFICATE OF INCORPORATION

                                  OF

               TRANSPORTATION MANUFACTURING CORPORATION

                              * * * * *

          1.  The name of the corporation is

     TRANSPORTATION MANUFACTURING CORPORATION

          2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One ($1.00) Dollar amounting in the aggregate to One Thousand ($1,000.00) Dollars.

          5.  The name and mailing address of each incorporator is as follows:


           NAME                          MAILING ADDRESS
           ----                          ---------------
   B. A. Pennington          100 West Tenth Street
                             Wilmington, Delaware  19801

   W. J. Reif                100 West Tenth Street
                             Wilmington, Delaware  19801

   R. F. Andrews             100 West Tenth Street
                             Wilmington, Delaware  19801

          6.  The corporation is to have perpetual existence.

          7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          To make, alter or repeal the by-laws of the corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

          8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 10th day of
May   , 1974.

                                B. A. Pennington
                             ----------------------------------------------

                                W. J. Reif
                             ----------------------------------------------

                                R. F. Andrews
                             ----------------------------------------------

                           STATE OF DELAWARE
                                                               PAGE 1
                    OFFICE OF THE SECRETARY OF STATE

                    --------------------------------



        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF
    DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

        "ROMEX, INC.", A DELAWARE CORPORATION,

        WITH AND INTO "TRANSPORTATION MANUFACTURING CORPORATION"
    UNDER THE NAME OF "TRANSPORTATION MANUFACTURING CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE
    TWENTY-EIGHTH DAY OF JUNE, A.D. 1984, AT 9 O'CLOCK A.M.






                       [SEAL]  /s/ Edward J. Freel
                               -----------------------------------
                               EDWARD J. FREEL, SECRETARY OF STATE

     0801542  8100M            AUTHENTICATION:   9802049

     991237945                           DATE:   06/14/99

                           CERTIFICATE OF MERGER

                                    OF

                                ROMEX, INC.

                                   INTO

                 TRANSPORTATION MANUFACTURING CORPORATION

                          ---------------------



          THE UNDERSIGNED corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST:    That the name and state of incorporation of each of the
constituent corporations of the merger is as follows:


                                                  STATE OF
                NAME                           INCORPORATION
                ----                           -------------
     Romex, Inc.                                 Delaware

     Transportation Manufacturing Corporation    Delaware


          SECOND:    That an Agreement and Plan of Merger has been approved,
adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251(c) of the General Corporation Law of the State of Delaware.

          THIRD:     That the name of the surviving corporation of the merger
is TRANSPORTATION MANUFACTURING CORPORATION.

          FOURTH:    That the Certificate of Incorporation of TRANSPORTATION
MANUFACTURING CORPORATION, a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation.

          FIFTH:     That the executed Agreement and Plan of Merger is on
file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is Cummings Drive, Roswell, New Mexico 88201.

          SIXTH:     That a copy of the Agreement and Plan of Merger will be
furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

          DATED this 18th day of June, 1984.
                     ----        ----


                             TRANSPORTATION MANUFACTURING
                             CORPORATION


                             By    /s/ John R. Nasi
                               ----------------------------------------
                                John R. Nasi
                                President and Chief Executive Officer




ATTEST:


/s/ Carol Kotek
--------------------------------
Carol Kotek, Assistant Secretary

                              CERTIFICATE OF AMENDMENT

                                        OF

                            CERTIFICATE OF INCORPORATION


          Transportation Manufacturing Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of Transportation Manufacturing Corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted resolutions proposing and declaring advisable the following amendment of the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of this Company be amended by changing the Article thereof numbered 1 so that, as amended, such article shall be and read as follows:

          "The name of the corporation is Transit Bus International, Inc."

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, the sole stockholder of said corporation, in accordance with
Section 228 of the General Corporation Law of the State of Delaware, voted in favor of the amendment.

          THIRD:   That said amendment was duly adopted in accordance with
the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

          FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

          IN WITNESS WHEREOF, said Transportation Manufacturing Corporation has caused this certificate to be signed by John R. Nasi, its President and Chief Executive Officer, and Kristin S. Schloemer, its Secretary, this 29th day of November, 1994.

                                       TRANSPORTATION MANUFACTURING
                                       CORPORATION

ATTEST:
                                       By:   /s/ John R. Nasi
                                           -----------------------------------
                                           John R. Nasi
/s/ Kristin S. Schloemer                   President and Chief Executive Officer
-----------------------------------
Kristin S. Schloemer, Secretary

                            STATE OF DELAWARE
                                                              PAGE 1
                    OFFICE OF THE SECRETARY OF STATE

                        ------------------------


     I EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TRANSPORTATION MANUFACTURING CORPORATION", CHANGING ITS NAME FROM "TRANSPORTATION MANUFACTURING CORPORATION" TO "TRANSIT BUS INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF NOVEMBER, A.D. 1994, AT 2 O'CLOCK P.M.







                       [SEAL]  /s/ Edward J. Freel
                               -----------------------------------
                               EDWARD J. FREEL, SECRETARY OF STATE

     0801542  8100             AUTHENTICATION:   9802050

     991237945                           DATE:   06/14/99

                           CERTIFICATE OF MERGER

                                    OF

                                ROMEX, INC.

                                   INTO

                 TRANSPORTATION MANUFACTURING CORPORATION

                          ---------------------



          THE UNDERSIGNED corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST:    That the name and state of incorporation of each of the
constituent corporations of the merger is as follows:


                                                  STATE OF
                NAME                           INCORPORATION
                ----                           -------------
     Romex, Inc.                                 Delaware

     Transportation Manufacturing Corporation    Delaware


          SECOND:    That an Agreement and Plan of Merger has been approved,
adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251(c) of the General Corporation Law of the State of Delaware.

          THIRD:     That the name of the surviving corporation of the merger
is TRANSPORTATION MANUFACTURING CORPORATION.

          FOURTH:    That the Certificate of Incorporation of TRANSPORTATION
MANUFACTURING CORPORATION, a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation.

          FIFTH:     That the executed Agreement and Plan of Merger is on
file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is Cummings Drive, Roswell, New Mexico 88201.

          SIXTH:     That a copy of the Agreement and Plan of Merger will be
furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

          DATED this 18th day of June, 1984.
                     ----        ----


                             TRANSPORTATION MANUFACTURING
                             CORPORATION


                             By    /s/ John R. Nasi
                               ----------------------------------------
                                John R. Nasi
                                President and Chief Executive Officer




ATTEST:


/s/ Carol Kotek
--------------------------------
Carol Kotek, Assistant Secretary



                                      2